Exhibit 99.1

Investor Relations Contact:
John Lawlor, Cognos
613-738-3503
john.lawlor@cognos.com

Media Relations Contact:
Sean Reid, Cognos
613-738-1440 Ext. 3260
sean.reid@cognos.com

COGNOS®ANNOUNCES OPEN MARKET STOCK REPURCHASE

Ottawa, Ontario – September 21, 2006 – Cognos Incorporated (Nasdaq:COGN; TSX:CSN) today announced that it has adopted a stock repurchase program which will commence on October 10, 2006 and end on October 9, 2007. The program will enable the Company to purchase up to the lesser of US$200,000,000 or 8,000,000 common shares (which is less than 10% of the Company’s public float as of September 20, 2006). Any purchases will be made on the Toronto Stock Exchange or The Nasdaq Stock Market at prevailing open market prices and paid out of general corporate funds. The Company is of the view that from time to time the market price of its common shares does not adequately reflect the underlying value of the Company’s business. All repurchased shares will be cancelled. No shares will be knowingly purchased from Company insiders or their affiliates. The stock repurchase program remains subject to regulatory approval.

The current program, which was adopted on October 10, 2005, will expire on October 9, 2006. As of September 21, 2006, Cognos has repurchased 1,653,848 shares at an approximate average price of US$37.24 for an aggregate purchase price of approximately US$61,590,000. All of these repurchased shares have been cancelled.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the Company’s expectations with respect to the repurchase of common shares pursuant to its stock repurchase program, the market price of its common shares relative to the underlying value of the Company’s business and the receipt of approval by the Toronto Stock Exchange for the program.

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These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: Cognos’ ability to collect, validate, correlate and provide accurate financial information within an accelerated and limited time period, Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the impact of the implementation of SFAS No. 123R; Cognos’ ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; Cognos’ ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of Cognos’ intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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